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                                                                    EXHIBIT 10.3


                              RETROCESSION CONTRACT
                   (hereinafter referred to as the "Contract")

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth

                              PXRE REINSURANCE LTD.
                  (hereinafter referred to as the "Reinsurer")
             does hereby reinsure, as herein provided and specified
                           SELECT REINSURANCE LIMITED
                    (hereinafter referred to as the "Company")


                                    ARTICLE 1

BUSINESS AND TERRITORY COVERED

The Reinsurer agrees to reinsure the Company for the Ultimate Net Loss arising from Loss Occurrences commencing during the term of this Contract in respect of the Company's liability under the separate Amended and Restated Facultative Obligatory Quota Share Retrocessional Agreement between the Company, the Reinsurer and PXRE Reinsurance Company and the separate Variable Quota Share Retrocessional Agreement between the Company, the Reinsurer and PXRE Reinsurance Company (together, the "Quota Share Treaties").

The liability of the Reinsurer shall follow that of the Company in every case and shall be subject in all respects to all the general and specific stipulations, clauses, waivers, extensions, modifications and endorsements of the Quota Share Treaties subject to the exclusions set forth in the Exclusions Article; and the other terms and conditions of this Contract as set forth herein.

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.


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                                    ARTICLE 2

TERM

This Contract shall be applicable to Loss Occurrences commencing between12:01 a.m., Eastern Standard Time, January 1, 2003, and 12:01 a.m., Eastern Standard Time, January 1, 2004 ,such period is the term of this Contract. The Obligations of the Reinsurer under this Contract shall continue for Loss Occurrences commencing during the term of this Contract until Company has no further liability therefore under the Quota Share Treaties or the Limit of this Contract has been exhausted.


                                    ARTICLE 3

EXCLUSIONS

This Contract shall be subject to the exclusions referred in Article V of the Quota Share Treaties. This Contract shall also not provide coverage for any losses incurred by the Company under any policies of insurance or reinsurance assumed by the Company other than under the Quota Share Treaties which exclusion shall include, without limitation, any contracts or policies for financial guarantee or credit enhancement insurance written by the Company and any reinsurance treaties assumed from cedents other than PXRE Reinsurance Ltd. or PXRE Reinsurance Company.


                                    ARTICLE 4

DEFINITION OF "LOSS OCCURRENCE" AND "ULTIMATE NET LOSS"

The term "Loss Occurrence" as used herein shall mean any event or occurrence which gives rise to liability of the Company under the Quota Share Treaties. When an event or occurrence commences and whether an event or occurrence is one or more Loss Occurrences shall be determined for this Contract as if it is determined under the Quota Share Treaties.


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The term "Ultimate Net Loss" shall mean the actual amount paid or payable by the
Company under the Quota Share Treaties, including payments by the Company for Extra Contractual Obligations and Judgments in Excess of Policy Limits as those terms are used in the Quota Share Treaties, the Company's expenses of litigation, if any, all loss, and other loss expenses payable by the Company (however not to include the office expenses and salaries of officials of the Company). All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Contract, and for the account of Company, shall be applied as if recovered or received prior to the said settlement and all necessary adjustments shall be made by the parties hereto.


                                    ARTICLE 5

LIMIT AND RETENTION

It is hereby understood and agreed that this reinsurance shall respond up to an Ultimate Net Loss limit of $8,000,000 each and every Loss Occurrence in excess of $22,000,000 (such amount to be called the "Retention") Ultimate Net Loss each and every Loss Occurrence provided that the Reinsurer's liability under this Contract shall not exceed $16,000,000 in the aggregate for all Loss Occurences during the term of this Contract (the "Limit").


                                    ARTICLE 6

PREMIUM

The Company shall pay to the Reinsurer a flat premium of $1,520,000 payable in four quarterly installments of $380,000 on January 1, April 1, July 1 and October 1, 2003.


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                                    ARTICLE 7

EARLY TERMINATION OR REDUCTION OF LIMIT

The Company shall have the unilateral ability to either terminate this Contract or reduce the amount of Limit for this Contract on a quarterly basis beginning on April 1, 2003 subject to 30 days advance written notice.

Reduction of Limit shall be done in increments of no less than $1,000,000 with a corresponding pro-rata reduction of premium. For each $1,000,000 reduction of the going forward Limit, the Company's Retention per Loss Occurrence shall increase by $1,000,000.

Upon the effective date of early termination, the Company shall pay a Termination Fee to the Reinsurer of $90,000. For each $1,000,000 reduction in Limit, the Company shall pay the Reinsurer a Limit Reduction Fee of $5,000 upon the effective date of such reduction.

Early termination shall not relieve the Reinsurer of its obligations under the terms of this Contract for Loss Occurrences prior to the effective date and time of early termination and any Loss Occurrence prior to the effective date and time of reduction of Limit shall be covered under the terms of this Contract at the Limit in effect at the time of such Loss Occurrence with the Retention applicable at such time.


                                    ARTICLE 8

REINSTATEMENT

Each claim heron reduces the amount of reinsurance provided under this Contract from the time of occurrence of the loss by the amount paid; any amount so exhausted will be immediately reinstated. For each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the premium heron, being 100% as to time and pro rata as to the fraction of $8,000,000 reinstated to be paid simultaneously with the payment of loss by the Reinsurers. Nevertheless, the Reinsurers' liability hereunder in respect of any one Loss Occurrence shall never exceed $8,000,000 nor more than $16,000,000 in the aggregate for all Loss Occurrences under this Contract during the term of this Contract.



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                                    ARTICLE 9

TWO ORIGINAL RISK WARRANTY

It is warranted that no loss shall be payable hereunder unless the Company sustains Ultimate Net Loss from two or more original risks involved in the same Loss Occurrence.

For the purposes of this Reinsurance, any one risk is defined as all values at one location including all business interruption and/or time element exposures whether by way of contingent business interruption, suppliers or customers extensions.


                                   ARTICLE 10

NET RETAINED LINES

This Contract applies only to that portion of any Ultimate Net Loss which the Company retains net for its own account; and in calculating the amount of such loss and also in computing the amount of Retention only loss or losses in respect of that portion of any Ultimate Net Loss which the Company retains net for its own account shall be included. For purposes of this paragraph the reinsurance provided herein shall be disregarded.

In applying the preceding paragraph, Ultimate Net Loss shall not be increased by reason of the inability of the Company to collect from any other reinsurers whether specific or general, any amounts which may have become due from them with regard to Company's exposure under the Quota Share Treaties, whether such inability arises from the insolvency of such other reinsurers or otherwise.



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                                   ARTICLE 11

EXTRA CONTRACTUAL OBLIGATIONS

The Reinsurer shall not reinsure the Company for any amount paid by the Company under the Quota Share Treaties for Extra Contractual Obligations or Judgements in Excess of Policy Limits when the related loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement or any claim covered under the Quota Share Treaties. This exclusion shall not apply if the Company Director or corporate officer acted in concert with any director, employee or agent of Reinsurer or any of its Affiliates. Affiliates, as used in this Contract, shall mean any person or entity controlling, controlled by or under common control with Reinsurer.


If any provision relating to Extra Contractual Obligations or Judgements in Excess of Policy Limits shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision relating thereto or the enforceability of such provision in any other jurisdiction.


                                   ARTICLE 12

SALVAGE AND SUBROGATION

The Reinsurer shall be credited with subrogation and salvage on any claims or settlements involving this Contract (i.e., reimbursement obtained or recoveries made by the Company, less the actual cost of obtaining such reimbursement or making such recoveries excluding salaries of officers and employees of the Company but including sums paid relating thereto to attorneys and other professionals and agents) ("Recoveries"). . Recoveries shall be applied in the following order. First, to Company for any loss it sustains which it would not have sustained under the terms of this Contract except for the Limit, second, to


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the Reinsurer up to the amount it has paid Company under this Contract and third, any remainder to Company. The Company shall reasonably enforce its rights to Recoveries relating to any loss, a part of which loss was sustained by the Reinsurer under this Contract, and to reasonably prosecute all claims arising out of those rights. In the event the Company shall refuse or neglect to enforce its rights to Recoveries, the Reinsurer is authorized and empowered to bring any appropriate action in the name of the Company or its policy holder or otherwise to enforce those rights and the Company shall cooperate fully with the Reinsurer in enforcing those rights. The Company and the Reinsurer shall share in the cost and expense of any unsuccessful Recoveries effort in the same proportion that the Company and the Reinsurer shared the loss giving rise to those Recoveries efforts, regardless of which party incurs them.

                                   ARTICLE 13

NOTICE OF LOSS AND LOSS SETTLEMENTS

Reinsurer is a party along with its Affiliate to the Quota Share Treaties and shall accordingly be deemed to be on notice of any Loss Occurrence that may expose Reinsurer to an obligation under this Contract.

The Reinsurer agrees to abide by the loss settlements of the Company, such settlements to be considered as satisfactory proofs of loss, and amounts falling to the share of the Reinsurer shall be immediately payable to the Company by them upon reasonable evidence of the amount paid or to be paid by the Company being presented to the Reinsurer by the Company.


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                                   ARTICLE 14

CURRENCY

Whenever the word "Dollars" or the sign "$" appear in this Contract, they shall be construed to mean United States Dollars.

For purposes of this Contract, where the Company pays or receives amounts under the Quota Share Treaties in currencies other than United States Currency, such amounts shall be converted into United States Dollars at the actual rates of exchange at which they are entered into the Company's books


                                   ARTICLE 15

FEDERAL EXCISE TAX

(This Article applies only to the extent Federal Excise Tax ("FET") is due with respect to any portion of the premium payable by Company to Reinsurer.)

The Reinsurer has agreed to allow a deduction by Company for the purpose of paying the FET Percentage specified by United States law of the premium payable by Company to Reinsurer hereunder to the extent such premiums is subject to FET.

In the event of any return of premium becoming due hereunder on which FET has been paid, the Reinsurer will deduct the percentage specified by United States law from the amount of the return and the Company or its agent should take steps to recover the Tax from the United States Government.




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                                   ARTICLE 16

ERRORS AND OMMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


                                   ARTICLE 17

ACCESS TO RECORDS

The Reinsurer or their duly authorized representative shall, on prior written notice, have access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Contract or the subject matter thereof.

                                   ARTICLE 18

ARBITRATION

As a condition precedent to any right of action hereunder, if any dispute, claim or controversy shall arise between the Company and the Reinsurer with respect to this Contract, the interpretation or breach thereof or the rights of the parties with respect to any transaction contemplated hereunder (a "Dispute"), whether such Dispute arises before or after termination of this Contract, such dispute, upon the written demand of either party, shall be arbitrated in accordance with this ARTICLE 19. Any such demand for arbitration shall be made within a reasonable time after the Dispute has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations.

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Any Dispute to be arbitrated hereunder shall be submitted to three arbitrators, one to be appointed by each party, and an umpire to be chosen by the two so appointed. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of the umpire within thirty (30) days. of their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter,' two of whom the other shall decline, and the choice between the remaining two shall be made by drawing lots. All arbitrators shall be active or retired executive officers of insurance or reinsurance companies or underwriters at Lloyd's, London not under the control of, or having had in the previous 3 years direct and material business relations with, or related by birth or marriage to any employee of, either party to this Contract, and having no other personal or financial interest in the outcome of the arbitration. Any determination by a majority of the arbitrators shall be binding and conclusive upon the parties hereto.

Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the umpire. All proceedings before the arbitration panel shall be informal and the arbitrators shall have the power to fix all procedural rules relating to the arbitration proceeding.

The arbitration panel shall render its decision within thirty (30) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. Judgment upon the final decision of the arbitrators may be entered in any court having jurisdiction or application may be made to such court for a judicial confirmation of the award and an order of enforcement, as the case may be. Unless otherwise allocated by the arbitrators, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of any other expenses of the arbitration. The arbitration shall take place in the city in which the Company's head office is located unless some other place is mutually agreed upon by the Company and the Reinsurer.

Notwithstanding the foregoing provisions of this ARTICLE 19, it is hereby agreed that no arbitration panel shall have any power to add to, alter or modify the terms and conditions of this Contract or to decide any issue which does not arise from the interpretation or application of the provisions of this Contract.


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                                   ARTICLE 19

SERVICE OF SUIT

In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder following an arbitration decision, or if court action is necessary to aid arbitration, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction in the State and City of New York and will comply with all requirements necessary to give such court jurisdiction. All matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this ARTICLE 20 constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

Service of process in such suit may be made upon Nancy Corbett esq., Sidley Austin Brown & Wood, 787 Seventh Avenue, New York, NY 10019 (the "agent for service of process") and in any suit instituted upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal whose decision is no longer subject to appeal. The above-named agent for service of process is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and the Reinsurer hereby agrees that any such service shall be deemed good and sufficient service under the New York Civil Practice Laws and Rules.

Further, pursuant to any statute of any state, territory or district of the United States of America which requires that the Reinsurer appoint a person designated by such statute as its agent for service of process, Reinsurer hereby designates the Superintendent, Commissioner, Director of Insurance, or other officer specified for that purpose in such statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof if such agent must be in the United States, otherwise such process shall be mailed to the Reinsurer at its address for notice under Article 23 hereof.


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                                   ARTICLE 20

INSOLVENCY

In the event of the insolvency of the Company, the reinsurance provided by Reinsurer hereunder shall be payable by Reinsurer directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability to the Company, without diminution because of the insolvency of the Company or because the liquidator, receiver conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company under the Quota Share Treaties , which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

 All obligations of the Reinsurer made, ceded, renewed or otherwise becoming effective under this Contract, shall be due as set forth in this Contract by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except (1) where this Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies, in substitution for the obligations of the Company to such payees.


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                                   ARTICLE 21

OFFSET

Both the Reinsurer and the Company shall have, and may exercise at any time, the right to offset any amounts due from one party to the other or, to the extent permitted by applicable law, such other's successor, including a successor by operation of law. Such offset may only include amounts due under this Agreement and any other reinsurance agreements heretofore or hereafter entered into between the Reinsurer and the Company, regardless of whether such amounts are in respect of premiums, or losses or otherwise, and regardless of the capacity of any party, whether as reinsurer or reinsured, under the various agreements involved


                                   ARTICLE 22

GENERAL PROVISIONS


A.  COUNTERPARTS

This Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

B.  GOVERNING LAW

This Contract shall be construed and enforced in accordance with, and governed by, the laws of the State of New York other than any mandatory conflict of law rules that might result in the application of the laws of any other jurisdiction; provided that in any insolvency proceeding of a Party, the law of the jurisdiction in which the insolvency proceeding is pending shall govern matters adjudicated in such proceeding.

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C.  AMENDMENTS AND WAIVERS

This Contract may not be changed, altered or modified unless the same shall be in writing that expressly refers to this Contract and is executed by the Reinsurer and the Company with the same formalities required for the execution of this Contract.

No waiver of any right granted by this Contract, including an alleged waiver by course of dealing, shall be found to exist unless such waiver shall be in writing executed by the party sought to be charged with such waiver stating that such party intentionally relinquished a known right.

No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder.

Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

D.  NOTICES

All notices, requests, demands and other communications hereunder must be in writing (including facsimile transmission) and shall be deemed to have been duly given (i) when received if delivered by hand, (ii) when sent if sent by facsimile transmission between 9:00 a.m. and 5:00 p.m. Bermuda time on a day when the Federal Reserve Bank of New York and the Bank of Bermuda are open for business, provided such transmission is confirmed by the transmitting machine,
(iii) 5 days after being mailed if mailed by prepaid, first class certified mail or similarly controlled mail, return receipt requested, or (iv) if sent by overnight courier, 2 days after delivery to a recognized major overnight courier service, fees prepaid. In each case, notices shall be addressed as follows:

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                  If to the Company:

                  STREET ADDRESS
                  Select Reinsurance Ltd.
                  Victoria Hall
                  11 Victoria Street, 3rd Floor
                  Hamilton HM11
                  Bermuda
                  Attention:  Brant L. Kizer
                  Facsimile:  441-296-8459

                  MAILING ADDRESS
                  Select Reinsurance Ltd.
                  Suite #794
                  48 Par-la-ville Road
                  Hamilton  HM11
                  Bermuda


                  If to the Reinsurer:

                  STREET ADDRESS
                  PXRE Reinsurance
                  Swan Building
                  26 Victoria Street
                  Hamilton  HM 12
                  Attention:        Chief Financial Officer
                  Facsimile:  441-296-6162



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Any party by notice in writing sent to the other may change the name, address or facsimile number to which notices, requests, demands or other communications to it shall be given.

E.  ASSIGNMENT

No party may assign any of its rights or obligations under this Contract without the written consent of the other party to this Contract, which consent may be arbitrarily withheld by such party, any such non-consented to assignments being void. Except as otherwise provided in this Contract, this Contract shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this Contract.


F.  CAPTIONS

The section and subsection headings hereto are for convenience only and shall not be deemed to affect or alter any provision hereof.




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In Witness Whereof, the parties hereto express their agreement effective January
1, 2003 by their duly authorized signatures below:


For and on behalf of PXRE Reinsurance Ltd.

By:      /s/ Mark W. Christie
         -------------------------------------------------------

Title:   Vice President
         -------------------------------------------------------



For and on behalf of Select Reinsurance Ltd.

By:      /s/ Cindy L. Miller
         -------------------------------------------------------

Title:   Treasurer
         -------------------------------------------------------


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